Exhibit 10.3

CERTAIN INFORMATION IN THIS DOCUMENT, MARKED BY [***], HAS BEEN EXCLUDED PURSUANT TO REGULATION S-K, ITEM 601(b)(10). SUCH EXCLUDED INFORMATION IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Consulting Agreement

This Consulting Agreement (the “Agreement”) by and between KemPharm, Inc. (“Client”) and Travis Mickle (“Consultant”) and is effective as of the date of the Client’s 2023 Annual Meeting of Stockholders (the “Effective Date”).

1.    Engagement of Services. Consultant agrees to provide consulting services, including among other things, assisting in the development and approval process for arimoclomol, and other services upon request of the Chief Executive Officer (the “Executive”) of the Client (the “Services”). Consultant shall exercise the highest degree of professionalism and utilize his expertise and creative talents in performing the Services. The parties reasonably anticipate that the Services to be performed by Consultant pursuant to this Agreement will amount to no more than twenty percent (20%) of the average level of services performed by Consultant in connection with his previous employment relationship with Client over the thirty-six (36) month period immediately preceding the Effective Date.

2.    Compensation. In consideration for the services rendered pursuant to this Agreement and for the assignment of certain of Consultant’s right, title and interest pursuant hereto, Client will pay Consultant a monthly retainer of $40,000 (the “Retainer”), to be paid within the first ten (10) days of each month, starting with the first month following the Effective Date of this Agreement.

In addition, subject to the approval of the Client’s Board of Directors, Consultant shall be granted 547,945 performance-based restricted stock units (the “PSUs”) which shall vest in full if [***] (the “Qualifying Event”). If (X) this Agreement is terminated due to Consultant’s Material Breach (as defined below) prior to the occurrence of the Qualifying Event, (Y) Consultant terminates this Agreement for convenience before [***], or (Z) [***], then zero PSUs shall vest. For the avoidance of doubt, if (A) this Agreement is terminated by the Client for any reason other than Consultant’s Material Breach prior to the occurrence of the Qualifying Event, or (B) Consultant terminates this Agreement for convenience after [***], then in either event the 547,945 PSUs shall remain eligible to vest in full upon the occurrence of the Qualifying Event. Any PSUs granted pursuant to this Section 2 shall be subject to the terms of the Client’s Amended and Restated 2014 Equity Incentive Plan and form of restricted stock unit agreement thereunder.

3.    Ownership of Work Product. Consultant hereby irrevocably assigns, grants and conveys to Client all right, title and interest now existing or that may exist in the future in and to any document, development, work product, know-how, design, processes, invention, technique, trade secret, or idea, and all intellectual property rights related to Client (collectively, “Work Product”), that during the term of this Agreement and only if arising from Consultant’s services provided to Client pursuant to this Agreement: (i) is created by Consultant, or, (ii) to which Consultant contributes (the “Client Work Product”), including all copyrights, trademarks and other intellectual property rights (including but not limited to patent rights) relating thereto. Consultant agrees that any and all Client Work Product shall be and remain the property of Client. Consultant will immediately disclose to the Client all Client Work Product. Consultant agrees to execute, at Client’s request and expense, all documents and other instruments necessary or desirable to confirm such assignment. In the event that Consultant does not, for any reason, execute such documents within a reasonable time of Client’s request, Consultant hereby irrevocably appoints Client as Consultant’s attorney-in-fact for the purpose of executing such documents on Consultant’s behalf, which appointment is coupled with an interest. Consultant shall not attempt to register any works created by Consultant pursuant to this Agreement at the U.S. Copyright Office, the U.S. Patent & Trademark Office, or any foreign copyright, patent, or trademark registry. Consultant retains no rights in the Client Work Product and agrees not to challenge Client’s ownership of the rights embodied in the Client Work Product. Consultant further agrees to assist Client in every proper way to enforce Client’s rights relating to the Client Work Product in any and all countries, including, but not limited to, executing, verifying and delivering such documents and performing such other acts (including appearing as a witness) as Client may reasonably request for use in obtaining, perfecting, evidencing, sustaining and enforcing Client’s rights relating to the Client Work Product.

4.    Artist’s, Moral, and Other Rights. If Consultant has any rights, including without limitation “artist’s rights” or “moral rights,” in the Client Work Product which cannot be assigned (the “Non-Assignable Rights”), Consultant agrees to waive enforcement worldwide of such rights against Client. In the event that Consultant has any such rights that cannot be assigned or waived Consultant hereby grants to Client a royalty-free, paid-up, exclusive, worldwide, irrevocable, perpetual license under the Non-Assignable Rights to (i) use, make, sell, offer to sell, have made, and further sublicense the Client Work Product, and (ii) reproduce, distribute, create derivative works of, publicly perform and publicly display the Client Work Product in any medium or format, whether now known or later developed.

5.    Representations and Warranties. Consultant represents and warrants that: (a) Consultant has the full right and authority to enter into this Agreement and perform his obligations hereunder; (b) Consultant has the right and unrestricted ability to assign the Client Work Product to Client as set forth in Sections 3 and 4; and (c) the Client Work Product has not heretofore been published in its entirety. Client represents and warrants that: (a) Client has the full right and authority to enter into this Agreement and perform his obligations hereunder; and (b) Client will not assign to or permit Consultant to undertake any work in connection with the duties performed under this Agreement that Client knows or should know may infringe upon any copyright, patent, trademark, right of publicity or privacy, or any other proprietary right of any person, whether contractual, statutory or common law. Consultant agrees to indemnify Client from any and all damages, costs, claims, expenses or other liability (including reasonable attorneys’ fees) arising from or relating to the breach or alleged breach by Consultant of the representations and warranties set forth in this Section 5.

6.    Independent Contractor Relationship. Consultant is an independent contractor and not an employee of the Client. Nothing in this Agreement is intended to, or should be construed to, create a partnership, agency, joint venture or employment relationship. The manner and means by which Consultant chooses to complete the consulting services are in Consultant’s sole discretion and control. In completing the consulting services, Consultant agrees to provide his own equipment, tools and other materials at his own expense. Consultant is not authorized to represent that he is an agent, employee, or legal representative of the Client. Consultant is not authorized to make any representation, contract, or commitment on behalf of Client or incur any liabilities or obligations of any kind in the name of or on behalf of the Client. Consultant shall be free at all times to arrange the time and manner of performance of the consulting services. Consultant is not required to maintain any schedule of duties or assignments. Consultant will keep Client fully informed of the progress in performing the Services, and will from time to time, as reasonably requested by Client, provide status reports summarizing progress and outcomes to date. Consultant will furnish to Client a comprehensive report in hardcopy and electronic form (or in such other form as mutually agreed by the parties) at the conclusion of the Services or upon expiry or earlier termination of this Agreement. Company acknowledges and agrees that any individuals that perform the Services on Consultant’s behalf hereunder shall: (i) be compensated directly by Consultant; and (ii) receive from Consultant all benefits made available as required by applicable law and regulations.

7.    Performance and Time Commitment. Consultant shall use Consultant’s best efforts, and shall devote the time necessary on an ongoing basis, to perform the Services such that the results are satisfactory to the Client. Consultant shall use best efforts to complete the Services in a timely manner and in accordance with timelines mutually agreed by Client and Consultant. Consultant’s services, and the results thereof, will be performed with, and be the product of, the highest degree of professional skill and expertise.

8.    Consultant’s Responsibilities. As an independent contractor, the mode, manner, method and means used by Consultant in the performance of services shall be of Consultant’s selection and under the sole control and direction of Consultant. Consultant shall be responsible for all risks incurred in the operation of Consultant’s business and shall enjoy all the benefits thereof. Any persons employed by or subcontracting with Consultant to perform any part of Consultant’s obligations hereunder shall be under the sole control and direction of Consultant and Consultant shall be solely responsible for all liabilities and expenses thereof. The Client shall have no right or authority with respect to the selection, control, direction, or compensation of such persons.

9.    Tax Treatment. Consultant and the Client agree that the Client will treat Consultant as an independent contractor for purposes of all tax laws (local, state and federal) and file forms consistent with that status. Consultant agrees, as an independent contractor, that neither he nor his employees are entitled to unemployment benefits in the event this Agreement terminates, or workers’ compensation benefits in the event that Consultant, or any employee of Consultant, is injured in any manner while performing obligations under this Agreement. Consultant will be solely responsible to pay any and all local, state, and/or federal income, social security and unemployment taxes for Consultant and his employees. Client will not withhold any taxes or prepare W-2 Forms for Consultant, but will provide Consultant with a Form 1099, if required by law. Consultant is solely responsible for, and will timely file all tax returns and payments required to be filed with, or made to, any federal, state or local tax authority with respect to the performance of services and receipt of fees under this Agreement. Consultant is solely responsible for, and must maintain adequate records of, expenses incurred in the course of performing services under this Agreement, except as provided herein. No part of Consultant’s compensation will be subject to withholding by Client for the payment of any social security, federal, state or any other employee payroll taxes. Client will regularly report amounts paid to Consultant with the appropriate taxing authorities, as required by law.

10.    No Employee Benefits. Consultant acknowledges and agrees that neither he nor anyone acting on his behalf shall receive any employee benefits of any kind from the Client. Consultant (and Consultant’s agents, employees, and subcontractors) is excluded from participating in any fringe benefit plans or programs as a result of the performance of services under this Agreement, without regard to Consultant’s independent contractor status. In addition, Consultant and Consultant’s agents, employees, and contractors waive any and all rights, if any, to participation in any of the Client’s fringe benefit plans or programs including, but not limited to, health, sickness, accident or dental coverage, life insurance, disability benefits, severance, accidental death and dismemberment coverage, unemployment insurance coverage, workers’ compensation coverage, and pension or 401(k) benefit(s) provided by the Client to his employees. Notwithstanding the above, this Agreement does not amend or abrogate in any manner any benefit continuation or conversion rights provided by the provision of a benefit plan or by law arising out of Consultant’s previous employment relationship with Client.

11.    Expenses and Liabilities. Consultant agrees that as an independent contractor, he is solely responsible for all expenses (and profits/losses) he incurs in connection with the performance of services except to the extent pre-approved in writing by the Client. Consultant understands that he will not be reimbursed for any supplies, equipment, or operating costs, nor will these costs of doing business be defrayed in any way by the Client except to the extent pre-approved in writing by the Client. In addition, the Client does not guarantee to Consultant that fees derived from Consultant’s business will exceed Consultant’s costs.

12.    Non-Exclusivity. The Client reserves the right to engage other consultants to perform services, without giving Consultant a right of first refusal or any other exclusive rights. Consultant reserves the right to perform services for other persons, provided that the performance of such services do not conflict or interfere with services provided pursuant to or obligations under this Agreement.

13.    No Conflict of Interest. During the term of this Agreement, unless written permission is given by the Executive, Consultant will not accept work, enter into a contract, or provide services to any third party that provides products or services which compete with the products or services provided by the Client nor may Consultant enter into any agreement or perform any services which would conflict or interfere with the services provided pursuant to or the obligations under this Agreement. Consultant warrants that there is no other contract or duty on his part that prevents or impedes Consultant’s performance under this Agreement. Consultant agrees to indemnify Client from any and all loss or liability incurred by reason of the alleged breach by Consultant of any services agreement with any third party. The parties acknowledge that Consultant currently provides consulting services to Shire Pharmaceuticals LLC pursuant to that certain consulting agreement between Shire Pharmaceuticals LLC and Consultant dated December 17, 2012, and that Consultant may continue to engage in these current activities, provided that such activities do not interfere or conflict with Consultant’s responsibilities and duties to the Client under this Agreement.

14.    Confidential Information. Consultant agrees that during the term of this Agreement and thereafter he will not use or permit the use of Client’s Confidential Information in any manner or for any purpose not expressly set forth in this Agreement, will hold such Confidential Information in confidence and protect it from unauthorized use and disclosure, and will not disclose such Confidential Information to any third parties other than as needed in performing the Services hereunder. “Confidential Information” as used in this Agreement shall mean all information disclosed by Client to Consultant, whether during or before the term of this Agreement, that is not generally known in the Client’s trade or industry and shall include, without limitation: (a) concepts and ideas relating to the development and distribution of content in any medium or to the current, future and proposed products or services of Client or its subsidiaries or affiliates; (b) trade secrets, drawings, inventions, know-how, software programs, and software source documents; (c) information regarding plans for research, development, new service offerings or products, marketing and selling, business plans, business forecasts, budgets and unpublished financial statements, licenses and distribution arrangements, prices and costs, suppliers and customers; (d) existence of any business discussions, negotiations or agreements between the parties; and (e) any information regarding the skills and compensation of employees, contractors or other agents of Client or its subsidiaries or affiliates. Confidential Information also includes proprietary or confidential information of any third party who may disclose such information to Client or Consultant in the course of Client’s business. Confidential Information does not include information that (x) is or becomes a part of the public domain through no act or omission of Consultant, (y) is disclosed to Consultant by a third party without restrictions on disclosure, or (z) was in Consultant’s lawful possession prior to the disclosure and was not obtained by Consultant either directly or indirectly from Client. In addition, this Section will not be construed to prohibit disclosure of Confidential Information to the extent that such disclosure is required by law or valid order of a court or other governmental authority; provided, however, that Consultant shall first have given notice to Client and shall have made a reasonable effort to obtain a protective order requiring that the Confidential Information so disclosed be used only for the purposes for which the order was issued. All Confidential Information furnished to Consultant by Client is the sole and exclusive property of Client or its suppliers or customers. Upon request by Client, Consultant agrees that he will promptly deliver to Client the original and any copies of the Confidential Information. Notwithstanding the foregoing or anything to the contrary in this Agreement or any other agreement between Client and Consultant, nothing in this Agreement shall limit Consultant’s right to discuss Consultant’s engagement with the Company or report possible violations of law or regulation with the Equal Employment Opportunity Commission, United States Department of Labor, the National Labor Relations Board, the Securities and Exchange Commission, or other federal government agency or similar state or local agency or to discuss the terms and conditions of Consultant’s engagement with others to the extent expressly permitted by applicable provisions of law or regulation, including but not limited to "whistleblower" statutes or other similar provisions that protect such disclosure. Further, notwithstanding the foregoing, pursuant to 18 U.S.C. Section 1833(b), Consultant shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that: (1) is made in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (2) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

15.    Term and Termination.

15.1    Term. The term of this Agreement and the “Consulting Period” is for twelve (12) months from the Effective Date set forth above, unless earlier terminated as provided in this Agreement. The initial period of this Agreement may be extended by agreement of the parties in writing.

15.2    Automatic Termination. If the Updated Release to the Transition Agreement between Client and Consultant, dated January 4, 2023 (as modified on January 5, 2023), is not timely executed and allowed to become effective, then this Agreement will automatically terminate effective at the end of the day in which the Updated Release is required to be signed according to its terms. If the Updated Release is executed but timely revoked, then this Agreement will automatically terminate on the day of such revocation.

15.3    Termination by Mutual Agreement and upon Notice. The parties may terminate this Agreement at any time by mutual agreement. Beginning on the date that is six (6) months after the Effective Date of this Agreement either party may terminate this Agreement for any reason, or no reason, upon thirty (30) days’ advance written notice.

15.4    Termination upon Breach. Either party may terminate this Agreement before its expiration immediately if the other party materially breaches the Agreement. The parties agree that a “Material Breach” by Consultant shall occur if it: (i) fails to abide by any recognized professional standard, including any ethical standard; (ii) fails to provide services as reasonably requested by the Executive; (iii) secures other full-time employment that prohibits his ability to provide services to the Client; (iv) breaches any other material obligations of this Agreement; or (v) violates local, state, or federal laws. The parties agree upon material breach by the Client within the six (6) months following the Effective Date, if the Consultant then terminates this Agreement, the Consultant shall be paid the fees that would have been paid during the remainder of the six-month period as liquidated damages. If either party is successful in whole or part in any legal or equitable action to enforce this Agreement, then the enforcing party is entitled to recover from the other party all of the costs, including reasonable attorneys’ fees, incurred in enforcing the terms of this Agreement.

15.5    Effect of Termination. Upon any termination or expiration of this Agreement, Consultant (i) shall immediately discontinue all use of Client’s Confidential Information delivered under this Agreement; (ii) shall delete any such Client Confidential Information from Consultant’s computer storage or any other media, including, but not limited to, online and off-line libraries; and (iii) shall return to Client, or, at Client’s option, destroy, all copies of such Confidential Information then in Consultant’s possession. In the event the Client terminates this Agreement, or if Consultant terminates this Agreement, Consultant will not receive any additional consulting fees or other compensation as of the date of termination except as otherwise expressly set forth herein.

15.6    Survival. The rights and obligations contained in Sections 3-6, 8-9, 14, 15.3, 15.5, and 16-24 will survive any termination or expiration of this Agreement.

16.    Indemnification. Client agrees to release, defend, indemnify and hold Consultant harmless from any and all potential liabilities, losses or damages (including penalties, costs, attorney fees and liability to third parties) resulting from, related to or arising out of any claim, action, suit or proceeding against Consultant arising out of the wrongful or negligent conduct of Client to comply with or perform its obligations and duties under this Agreement, including violations of any federal, state, or local statutes, laws, or regulations. Client’s duty to hold Consultant harmless will extend beyond the term of this Agreement for events occurring within the term of this Agreement. Excepting events for which Client has specifically assumed sole responsibility under this Agreement, Consultant agrees to indemnify and hold harmless the Client, its officers, directors, owners, employees, sublicensees, customers, and agents (collectively the “Client Parties”) for any and all claims, losses, liabilities, damages, expenses and costs, including but not limited to attorneys’ fees, witnesses’ fees, and court costs, which result from: execution and performance of this agreement including but not limited to: any intentional misconduct, gross negligence, or negligence by the Consultant or any of its subcontractors, officers, directors, employees, customers, or agents, by Client, its officers, directors, employees, sublicensees, customers, and agents, or by any third party. Consultant shall also indemnify and hold harmless the Client Parties for any and all claims, losses, liabilities, damages, expenses and costs, including but not limited to attorneys’ fees, witnesses’ fees, and court costs, imposed against the Client by Consultant or any of his employees or by any other party (including private parties, governmental bodies and courts), including claims related to worker’s compensation, wage and hour laws, employment taxes, and benefits, and whether relating to Consultant’s status as an independent contractor, the status of Consultant’s personnel, or any other matters involving the acts or omissions of Consultant and Consultant’s personnel. Consultant’s duty to hold Client harmless will extend beyond the term of this Agreement for events occurring within the term of this Agreement. Notwithstanding anything to the contrary in this Agreement, Consultant’s indemnification obligations under this Agreement shall be limited to the consulting fees paid to Consultant hereunder.

17.    Insurance. Consultant will obtain for himself and his personnel before providing services, at his own expense, General Liability (GL) insurance coverage for consulting services performed under this Agreement and (if available under state law) worker’s compensation coverage.

18.    Successors and Assigns. Consultant may not subcontract or otherwise delegate his obligations under this Agreement, except as specifically stated herein, without Client’s prior written consent. Client may assign this Agreement. Subject to the foregoing, this Agreement will be for the benefit of Client’s successors and assigns and will be binding on Consultant’s subcontractors or delegatees.

19.    Notices. Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows with notice deemed given as indicated: (i) by overnight courier upon written verification of receipt; or (ii) by telecopy or facsimile transmission upon acknowledgment of receipt of electronic transmission. Notice shall be sent to the addresses set forth below or such other address as either party may specify in writing.

20.    Governing Law. This Agreement shall be governed in all respects by the laws of the State of Florida, as such laws are applied to agreements entered into and to be performed entirely within Florida between Florida residents. Any suit involving this Agreement shall be brought in a court sitting in Florida. The parties agree that venue shall be proper in such courts, and that such courts will have personal jurisdiction over them.

21.    Severability. Should any provisions of this Agreement be held by a court of law to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.

22.    Waiver. The waiver by Client of a breach of any provision of this Agreement by Consultant shall not operate or be construed as a waiver of any other or subsequent breach by Consultant.

23.    Injunctive Relief for Breach. Consultant’s obligations under this Agreement are of a unique character that gives them particular value; breach of any of such obligations will result in irreparable and continuing damage to Client for which there will be no adequate remedy at law; and, in the event of such breach, Client will be entitled to injunctive relief and/or a decree for specific performance, and such other and further relief as may be proper (including monetary damages if appropriate and attorney’s fees).

24.    Entire Agreement. This Agreement constitutes the entire understanding of the parties relating to the subject matter and supersedes any previous oral or written communications, representations, understanding, or agreement between the parties concerning such subject matter. This Agreement shall not be changed, modified, supplemented or amended except by express written agreement signed by Consultant and the Client. Client and Consultant have entered into separate agreements related to Consultant’s previous employment relationship with Client. These separate agreements govern the previous employment relationship between Consultant and Client, have or may have provisions that survive termination of this Agreement, may be amended or superseded without regard to this Agreement, and are enforceable according to their terms without regard to the enforcement provision of this Agreement. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

In Witness Whereof, the parties have executed this Agreement effective as of the date first written above

"Client"		"Consultant"

KemPharm, Inc.		Travis Mickle

By:	/s/ R. LaDuane Clifton	/s/ Travis Mickle

Name (print):	R. LaDuane Clifton	Name (print):	Travis Mickle

Title:		Address:
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